Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Announces Public Offering of Common Units

CANONSBURG, Pa. - June 7, 2016 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today announced the commencement of an underwritten public offering of 8,000,000 common units representing limited partner interests. In connection with the offering, the Partnership expects to grant the underwriters a 30-day option to purchase up to an additional 1,200,000 common units.

RMP intends to use the net proceeds from this offering for general partnership purposes, including repayment of outstanding debt, acquisitions and capital expenditures.

Wells Fargo Securities is acting as book-running manager of the offering. The offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from the offices of:

Wells Fargo Securities

Attention: Equity Syndicate Department

375 Park Avenue

New York, New York, 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

These documents may also be obtained at no charge from the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus supplement and accompanying prospectus, each of which is part of an effective shelf registration statement filed by RMP with the SEC.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included or incorporated herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the completion, timing, size, proceeds and the use of proceeds of the proposed offering, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com